Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Hoku Corporation of our report dated July 14, 2010 with respect to the consolidated balance sheet of Hoku Corporation and subsidiaries as of March 31, 2010 and the consolidated statements of operations, total equity and comprehensive loss, and cash flows for each of the two years in the period ended March 31, 2010 included in this Annual Report (Form 10-K) for the fiscal year ended March 31, 2011.

(1)	Registration Statement (Form S-8 No. 333-127966), pertaining to the 2002 Stock Plan, 2005 Equity Incentive Plan, and 2005 Non-Employee Directors’ Stock Option Plan of Hoku Scientific, Inc.;

(2)	Registration Statement (Form S-8 333-144465), pertaining to the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan of Hoku Scientific, Inc.;

(3)	Registration Statement (Form S-8 333-151895), pertaining to the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan of Hoku Scientific, Inc.; and

(4)	Registration Statement (Form S-8 333-161225), pertaining to the 2005 Equity Incentive Plan and the 2005 Non-Employee Directors’ Stock Option Plan of Hoku Scientific, Inc.

/s/ Ernst & Young LLP

Honolulu, Hawaii

July 15, 2011